UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2007

STAR RESORTS DEVELOPMENT INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52449

(Commission File Number)

98-0521492

(IRS Employer Identification No.)

701 Brickell Ave., Suite 1550, Miami, FL 33131

(Address of principal executive offices and Zip Code)

305-432-2363

(Registrant's telephone number, including area code)

1221 Brickell Ave., 9th Floor, Miami, FL 33131

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2007 we entered into a finders fee agreement with Massimiliano Pozzoni to introduce certain potential financiers to our company in consideration for 3.5% of the gross proceeds of any financing. The term of this agreement is for a period of twelve months.

Item 3.02	Unregistered Sales of Equity Securities

On August 9, 2007, we closed a private placement consisting of 625,000 units of our securities (the “Units”) at a price of US $0.80 per Unit for aggregate proceeds of $500,000. Each Unit consists of one common share and one share purchase warrant (a “Warrant”), one Warrant shall be exercisable into one common share (a “Warrant Share”) at a price of US $1.30 per Warrant Share until August 9, 2012.

Item 9.01.	Financial Statements and Exhibits.
10.1	Subscription Agreement
10.2	Warrant certificate
10.3	Finders Fee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR RESORTS DEVELOPMENT INC.

/s/ Enrique Abaroa Martinez

Enrique Abaroa Martinez

President and Director

Date: August 27, 2007